Exhibit 99.1

          ISSI Announces Fourth Quarter and Fiscal Year 2003 Results

    SANTA CLARA, Calif., Oct. 30 /PRNewswire-FirstCall/ -- Integrated Silicon Solution, Inc. (Nasdaq: ISSI) today reported its financial results for the fourth fiscal quarter and year ended September 30, 2003.
    Revenue in the fourth quarter was $30.0 million, compared with $20.2 million in the prior year period. The Company reported a net loss for the fourth quarter of ($2.5) million or ($0.09) per diluted share, compared with a net loss of ($22.0) million or ($0.80) per diluted share, in the prior year period.
    For the fiscal year ended September 30, 2003, revenue totaled
$97.7 million compared to $70.4 million for fiscal year 2002, or 39% growth. The net loss for the year ended September 30, 2003 totaled ($28.1) million or ($1.01) per diluted share compared to a net loss of ($67.5) million or ($2.49) per diluted share in fiscal year 2002.
    The Company ended the 2003 fiscal year with cash and liquid investments of $58.4 million and no long or short-term debt obligations.
    "Revenue growth accelerated in the September quarter and grew approximately 24% over the June 2003 quarter after growing 9% sequentially in June," said Jimmy Lee, ISSI's chief executive officer. "The recent September quarter shows a 49% growth over the September 2002 quarter and we are pleased with these trends."
    The Company also announced that it invested an additional $2.0 million in Semiconductor Manufacturing International Corporation (SMIC), a foundry located in China. This increases ISSI's total investment in SMIC to $42.0 million.

    About the Company
    ISSI is a technology leader in high performance memory semiconductors.
The Company designs, develops and markets memory products used in consumer electronics, networking, Internet infrastructure, telecommunications, wireless products, handheld devices, computer peripherals, and automotive electronics. ISSI's products incorporate state-of-the-art circuit design and advanced process technology. The Company's high speed and low power SRAM, low to medium density DRAM, MCP (combining Flash and SRAM/PSRAM/DRAM), family of EEPROMs, Parallel Search Processors (CAM), and Bluetooth(TM) wireless chipsets (in development), enable designers to meet the demanding connectivity, portability, and bandwidth requirements of today's high tech products. ISSI is headquartered in Silicon Valley with worldwide offices in China, Europe, Hong Kong, Taiwan and Korea. Visit our web site at www.issi.com.

    Safe Harbor Statement
    Certain statements in this news release, including statements regarding the Company's revenue growth acceleration and trends may be considered forward-looking statements and are subject to risks and uncertainties. Actual results may differ materially from current expectations due to many factors, including the Company's ability to secure manufacturing capacity from its foundries, changes in market conditions, inability to effectively reduce expenses, inability to add new products or diversify product lines, order cancellations, order rescheduling, changes in demand for the Company's products or the products in which the Company's products are used, reduction in average selling prices for the Company's products and a resultant decrease in the Company's gross profit margin, product warranty claims, competition, the level and value of inventory held by OEM customers or the Company, or other factors. Further information that could affect the Company's results is detailed in ISSI's periodic filings with the Securities and Exchange Commission, including its Annual Report on Form 10K for the fiscal year ended September 30, 2002 and its most recent Quarterly Report on Form 10Q for the quarter ended June 30, 2003.



                      Integrated Silicon Solution, Inc.
               Condensed Consolidated Statements of Operations
                                 (Unaudited)
                    (In thousands, except per share data)

                             Three Months Ended             Year Ended
                                September 30,              September 30,
                             2003          2002          2003         2002


    Net sales              $30,025       $20,187      $97,660       $70,448
    Cost of sales           24,543        28,616       86,046        86,213
    Gross profit (loss)      5,482       (8,429)       11,614      (15,765)

    Operating Expenses:
    Research and
     development             4,871         8,026       23,394        29,841
    Selling, general
     and administrative      3,233         3,781       13,328        15,962
    In-process
     technology charge          --            --           --         4,689
      Total operating
       expenses              8,104        11,807       36,722        50,492

    Operating loss         (2,622)      (20,236)     (25,108)      (66,257)
    Other income
     (expense), net            291           174        (255)         2,392
    Loss before
     income taxes,
     minority interest
     and equity in
     net loss of
     affiliated
     companies             (2,331)      (20,062)     (25,363)      (63,865)
    Provision (benefit)
     for income taxes            3            --            3       (3,220)

    Net loss before
     minority interest
     and equity
     in net loss of
     affiliated
     companies             (2,334)      (20,062)     (25,366)      (60,645)

    Minority interest
     in net loss of
     consolidated
     subsidiary                 --            32           17            50
    Equity in net loss of
     affiliated companies    (144)       (1,999)      (2,728)       (6,945)

    Net loss              $(2,478)     $(22,029)    $(28,077)     $(67,540)

    Basic and diluted
     net loss per share    $(0.09)       $(0.80)      $(1.01)       $(2.49)
    Shares used in
     per share
     calculation            28,062        27,473       27,777        27,084


                      Integrated Silicon Solution, Inc.
                    Condensed Consolidated Balance Sheets
                                (In thousands)

                                              September 30,  September 30,
                                                  2003           2002
                                                                  (1)

                                  ASSETS
    Current assets:
     Cash and cash equivalents                  $19,992        $11,622
     Short-term investments                      38,450         67,200
     Accounts receivable                         12,152          8,391
     Inventories                                 16,638         17,665
     Other current assets                         1,712          3,448

    Total current assets                         88,944        108,326
    Property, equipment, and
     leasehold improvements, net                  6,295         10,673
    Other assets                                 62,860         65,677
    Total assets                               $158,099       $184,676

      LIABILITIES AND STOCKHOLDERS' EQUITY

    Current liabilities:
     Accounts payable                           $17,230        $21,776
     Accrued compensation and benefits            3,406          3,394
     Accrued expenses                             5,436          3,830
     Current portion of long-term obligations        --            158
    Total current liabilities                    26,072         29,158
    Long-term obligations                            --             --
    Minority interest                                78             95

    Stockholders' equity:
     Common stock                                     3              3
     Additional paid-in capital                 233,957        231,032
     Accumulated deficit                       (97,328)       (69,251)
     Unearned compensation                        (268)          (778)
     Accumulated comprehensive loss             (4,415)        (5,583)

    Total stockholders' equity                  131,949        155,423
    Total liabilities and
     stockholders' equity                      $158,099       $184,676

    (1) Derived from audited financial statements.

SOURCE  Integrated Silicon Solution, Inc.
    -0-                             10/30/2003
    /CONTACT: Suzanne Weaver, Investor Relations, +1-408-969-6600, or ir@issi.com, or Gary Fischer, President & COO, +1-408-969-4612, or ir@issi.com, for Integrated Silicon Solution, Inc./
    /Web site:  http://www.issi.com /
    (ISSI)

CO:  Integrated Silicon Solution, Inc.
ST:  California
IN:  CPR SEM MLM ITE NET
SU:  ERN